Exhibit 31.3

CERTIFICATION

I, David A. Veltri, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K/A of U.S. Energy Corp.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

DATED this 25th day of April, 2018.

/s/ David A. Veltri
David A. Veltri
Chief Executive Officer